UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2018

ATRM Holdings, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-36318	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 Gershwin Avenue N., Oakdale, Minnesota		55128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (651) 704-1800

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Digirad Joint Venture and Services Agreement

On December 14, 2018, ATRM Holdings, Inc. (“ATRM” or the “Company”) entered into a Joint Venture Agreement with Digirad Corporation (“Digirad”), forming Star Procurement, LLC (“Star Procurement”), with each of ATRM and Digirad holding a 50% interest (the “Joint Venture Agreement”). The purpose of the joint venture is for Star Procurement to purchase from third parties and sell building materials and related goods to KBS Builders, Inc. (“KBS”), the Company’s wholly owned subsidiary. Star Procurement entered into a Services Agreement on January 2, 2019 (the “Services Agreement”) with KBS in connection with the joint venture. Digirad’s capital contribution to the joint venture was $1.0 million. ATRM did not make a capital contribution.

Jeffrey E. Eberwein, Chairman of the Company’s Board of Directors (the “Board”), is also the Chairman of the Board of Directors of Digirad. Mr. Eberwein beneficially owns approximately 2.7% of Digirad’s outstanding shares of common stock and directly owns approximately 17.4% of ATRM’s outstanding common stock. Additionally, Mr. Eberwein is the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP (“LSVI”) and Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”), which respectively own 222,577 shares and 374,562 shares of ATRM’s 10.00% Series B Cumulative Preferred Stock (the “Series B Stock”). Also, as of the date of the Joint Venture Agreement, Mr. Eberwein was the sole member of Lone Star Value Management, LLC (“LSVM”), the investment manager of LSVI.

The foregoing descriptions of the Joint Venture Agreement and the Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Purchase of LSVM

On April 1, 2019, the Company entered into a Membership Interest Purchase Agreement (the “LSVM Purchase Agreement”) with LSVM and Mr. Eberwein. Pursuant to the terms of the LSVM Purchase Agreement, Mr. Eberwein sold all of the issued and outstanding membership interests of LSVM to the Company (the “LSVM Acquisition”) for a purchase price of $100.00 subject to a working capital adjustment provision. Pursuant to the LSVM Purchase Agreement, the primary liabilities and assets of Lone Star Value Management existing prior to January 1, 2019 remain with Mr. Eberwein, including the $300,000 LSVM December 2018 Note (as defined and described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2019). The LSVM Acquisition closed simultaneously with the execution and delivery of the LSVM Purchase Agreement, and was deemed effective as of January 1, 2019 for accounting purposes, as a result of which LSVM became a wholly-owned subsidiary of ATRM. The LSVM Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for transactions of this type. The Company’s entry into the LSVM Purchase Agreement and the LSVM Acquisition were unanimously approved by a special committee of the Board comprised solely of independent directors.

The foregoing description of the LSVM Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LSVM Purchase Agreement, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Amendments to KBS and EGBL Loan Agreements

On February 22, 2019, the Company entered into a Ninth Agreement of Amendment to Loan and Security Agreement (the “Ninth KBS Loan Amendment”) to amend the terms of the Loan and Security Agreement, dated as of February 23, 2016 (as amended, the “KBS Loan Agreement”), by and among the Company, KBS and Gerber Finance Inc. (“Gerber Finance”), providing KBS with a credit facility based on a formula tied to certain eligible assets of KBS. The Ninth KBS Loan Amendment amended the KBS Loan Agreement to extend the availability of up to $600,000 of overadvances through no later than February 23, 2020 in order to provide KBS with additional working capital.

On April 1, 2019, the Company entered into a Tenth Agreement of Amendment to Loan and Security Agreement (the “Tenth KBS Loan Amendment”) to amend the terms of the KBS Loan Agreement, and a Fifth Agreement of Amendment to Loan and Security Agreement (the “Fifth EGBL Loan Amendment”) to amend the terms of the Loan and Security Agreement, dated as of October 4, 2016 (as amended, the “EGBL Acquisition Loan Agreement”), by and among the Company, KBS, Edgebuilder, Inc., Glenbrook Building Supply, Inc., and Gerber Finance, providing financing for the Company’s acquisition of its EBGL business. The Tenth KBS Loan Amendment and the Fifth EGBL Loan Amendment amended the terms of the KBS Loan Agreement and the EGBL Acquisition Loan Agreement, respectively, to permit the Company’s acquisition of LSVM and to clarify the parties’ rights and duties in connection therewith, among other things.

In connection with each of the Ninth KBS Loan Amendment and the Tenth KBS Loan Amendment, Mr. Eberwein executed a reaffirmation of guaranty in favor of Gerber Finance relating to his unconditional guaranty of $600,000 of KBS’s obligations under the KBS Loan Agreement arising from the $600,000 of overadvances permitted under the Ninth KBS Loan Amendment.

On April 26, 2019, the Company entered into an Eleventh Agreement of Amendment to Loan and Security Agreement (the “Eleventh KBS Loan Amendment”) to amend the terms of the KBS Loan Agreement to (i) provide for increased borrowing capability; (ii) to eliminate the Leverage Ratio financial covenant required by Schedule III (Financial Covenants); and (iii) to amend the Net Loss covenant required by Schedule III (Financial Covenants). In addition, the Eleventh KBS Loan Amendment provided a waiver for certain covenants for the 2017 and 2018 fiscal years.

In connection with the Eleventh KBS Loan Amendment, Mr. Eberwein executed a reaffirmation of agreements in favor of Gerber Finance relating to his unconditional guaranty as described above and any other documents related to KBS.

Sale of Maine Facilities

Waterford

On April 3, 2019, 947 Waterford Road, LLC (“947 Waterford”) entered into a Purchase and Sale Agreement (the “Waterford Purchase Agreement”) with KBS, pursuant to which 947 Waterford purchased certain real property and related improvements (including buildings) located in Waterford, Maine (the “Waterford Facility”) from KBS (the “Waterford Transaction”), and acquired the Waterford Facility. The Waterford Purchase Agreement contains representations, warranties and covenants of KBS and 947 Waterford that are customary for a transaction of this nature. The purchase price of the Waterford Facility is $990,000, subject to adjustment for taxes and other charges and assessments.

947 Waterford is a wholly-owned indirect subsidiary of Digirad, formed for the purpose of acquiring and holding the Waterford Facility.

Paris

On April 3, 2019, 300 Park Street, LLC (“300 Park”) entered into a Purchase and Sale Agreement (the “Park Purchase Agreement”) with KBS, pursuant to which 300 Park purchased certain real property and related improvements and personal property (including buildings, machinery and equipment) located in Paris, Maine (the “Park Facility”) from KBS (the “Park Transaction”), and acquired the Park Facility. The Park Purchase Agreement contains representations, warranties and covenants of KBS and 300 Park that are customary for a transaction of this nature. The purchase price of the Park Facility is $2.9 million, subject to adjustment for taxes and other charges and assessments.

300 Park is a wholly-owned indirect subsidiary of Digirad, formed for the purpose of acquiring and holding the Park Facility.

The foregoing descriptions of the Waterford Purchase Agreement and the Park Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.

Lease of Maine Facilities

On April 3, 2019, KBS entered into a separate lease agreement with each of 947 Waterford (the “Waterford Lease”) and 300 Park (the “Park Lease”). The Waterford Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Waterford Lease are estimated to be between $1.2 million and $1.3 million in the aggregate. The Park Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Park Lease are estimated to be between $3.3 million and $3.6 million in the aggregate. ATRM has unconditionally guaranteed the performance of all obligations under the Waterford Lease and Park Lease to be performed by KSB, including, without limitation, the payment of all required rent.

On April 3, 2019, KBS signed a lease (the “Oxford Lease”) with 56 Mechanic Falls Road, LLC (“56 Mechanic”), which will be effective upon the closing of the sale (the “Oxford Transaction”) of the certain real property and related improvements and personal property owned by RJF – Keiser Real Estate, LLC (“RJF”) (including buildings, fixtures, and other improvements on the land, and all machinery and equipment and other personal property, if any, owned by RJF and located on the property) located in Oxford, Maine. The Oxford Lease was amended as of April 18, 2019 (the “Oxford Lease Amendment”) to provide that the commencement date will be the later of the closing of the Oxford Transaction and the date that possession of the leased premises is able to be delivered to KBS. The Oxford Transaction is pursuant to that certain Purchase and Sale Agreement between 56 Mechanic and RJF. The Oxford Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Oxford Lease are estimated to be between $1.4 million and $1.6 million in the aggregate. ATRM has unconditionally guaranteed the performance of all obligations under the Oxford Lease to be performed by KBS, including, without limitation, the payment of all required rent.

The foregoing descriptions of the Waterford Lease, the Park Lease, the Oxford Lease and the Oxford Lease Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accountant.

On April 1, 2019, the Company dismissed Boulay PLLP (“Boulay”) as the Company’s independent registered public accounting firm. The decision to dismiss Boulay was approved by the Audit Committee of the Board (the “Audit Committee”) on March 29, 2019. Boulay will continue to serve as the Company’s auditor for the duration of its review of the Company’s interim financial statements to be included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017 and its audit of the consolidated financial statements of the Company as of and for the year ended December 31, 2017, which continuation was also approved by the Audit Committee. During the fiscal years ended December 31, 2015 and 2016 and during the period subsequent to December 31, 2016 to the date hereof, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Boulay on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Boulay, would have caused Boulay to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

Boulay’s reports on the Company’s financial statements for the fiscal years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2015 and 2016 and during the period subsequent to December 31, 2016 to the date hereof, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that management identified a material weakness in the Company’s internal control over financial reporting related to inadequate accounting processes and internal control procedures pertaining to the operations of KBS for the fiscal years ended December 31, 2015 and 2016. Management also identified a material weakness in the Company’s internal control over financial reporting related to inadequate accounting processes and internal control procedures pertaining to the operations of the Company’s EBGL business for the fiscal year ended December 31, 2016 and three months ending March 31, 2017. However, there was no disagreement between the Company and Boulay with respect to these determinations. The Audit Committee has authorized Boulay to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning these material weaknesses, and Boulay has agreed to provide such information to the successor independent registered public accounting firm.

The Company has provided Boulay with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K and has requested that Boulay furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Boulay agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of Boulay’s letter, dated April 25, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accountant.

On March 29, 2019, the Audit Committee selected BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, subject to completion of BDO’s standard acceptance procedures. On April 15, 2019, BDO was engaged to perform independent audit services for the fiscal year ending December 31, 2018. During the fiscal years ended December 31, 2016 and 2015 and during the period subsequent to December 31, 2016 to the date hereof, neither the Company nor anyone acting on its behalf consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2019, Galen Vetter notified the Company of his resignation from the Company’s Board, effective February 18, 2019. Mr. Vetter determined to resign from the Company’s Board due to his commitments to other companies. The resignation did not result from any disagreement with the Company or any person affiliated with the Company.

On April 3, 2019, James Elbaor notified the Company of his resignation from the Company’s Board, effective April 3, 2019. Mr. Elbaor determined to resign from the Company’s Board to pursue other endeavors. The resignation did not result from any disagreement with the Company or any person affiliated with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1	Joint Venture Agreement by and between the Company and Digirad Corporation, dated as of December 14, 2018.

10.2	Services Agreement, by and between KBS Builders, Inc. and Star Procurement, LLC, dated as of January 2, 2019.

10.3	Membership Interest Purchase Agreement, by and among the Company, Lone Star Value Management, LLC and Jeffrey E. Eberwein, dated as of April 1, 2019.

10.4*	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC.

10.5*	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC.

10.6*	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC.

10.7*	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC.

10.8*	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 56 Mechanic Falls Road, LLC.

10.9	First Amendment to the Lease Agreement, dated as of April 18, 2019, by and between KBS Builders, Inc. and 56 Mechanic Falls Road, LLC.

16.1	Letter to the Securities and Exchange Commission from Boulay PLLP dated as of April 25, 2019.

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM HOLDINGS, INC.

Dated: April 26, 2019	By:	/s/ Stephen A. Clark
		Name:	Stephen A. Clark
		Title:	Chief Financial Officer